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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 17, 2003, except for Note 15 as to which the date is June 5, 2003, relating to the consolidated financial statements and financial statement schedule of Digital Theater Systems, Inc., which appears in the Registration Statement on Form S-1 (File No. 333-104761).


/s/ PricewaterhouseCoopers LLP

Los Angeles, California
July 14, 2003